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                                                               Exhibit 99(c)(9)
                                 August 27, 1998



Thomas Berglund
Securitas AB
Box 12307
S-102 28
Stockholm, Sweden

     Re:  Mutual Confidentiality Agreement

Dear Thomas:

This is to set forth our agreement concerning the exchange by Securitas AB ("Securitas") and Pinkerton's, Inc. ("Pinkerton") of certain information about our respective corporations which is either confidential or otherwise not generally available to the public in connection with the evaluation (the "Evaluation") of a potential transaction between them. The information so furnished by or on behalf of Securitas or Pinkerton after the date of this agreement, and regardless of the manner in which it is furnished, orally or otherwise, together with analyses, compilations, studies or other documents or records prepared by our respective Representatives, to the extent that such analyses, compilations, studies or other documents or records contain or otherwise reflect or are generated from such information is referred to herein as the "Information." As used herein, the term "Representatives" refers to the directors, officers, employees, agents, accountants, attorneys, consultants and financial advisors of either Securitas or Pinkerton or any of their affiliates or associates. The person furnishing such Information is referred to herein as the "Provider" and the person receiving any Information is referred to herein as the "Recipient". As used herein, (i) the terms "affiliates" and "associates" will have the meanings given to such terms under Rule 405, as presently in effect, under the Securities Act of 1933.

The term "Information" does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by our respective Representatives; (ii) was or becomes available to the Recipient on a non-confidential basis from a source other than the Provider or its Representatives, providing that such source is not known by the Recipient to be bound by a confidentiality agreement with the Provider or otherwise prohibited from transmitting the Information by a contractual, legal or fiduciary obligation; or (iii) is or was independently developed by the Recipient without reference to or reliance on the Information or was within the Recipient's possession prior to the Information being furnished by or on behalf of the Provider, provided that the source of such Information was not known by the Recipient to be bound by a confidentiality agreement with the Provider or otherwise prohibited from transmitting the Information by a contractual, legal or fiduciary obligation.

As a condition to, and in consideration of, the furnishing by Securitas and Pinkerton of Information to the other, each of Securitas and Pinkerton agrees as follows:
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1.  Nondisclosure of Information.  All Information received by Securitas or
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    Pinkerton from the other will be kept confidential, will not be used by the
    Recipient in any way detrimental to the Provider and will not be used other than in connection with the Evaluation. Each Recipient will safeguard the Information received by it from unauthorized disclosure. Either Recipient may disclose the Information to its Representatives, but only if such Representatives reasonably need to know the Information in connection with the Evaluation. Each Recipient will (i) inform its Representatives of the confidential nature of the Information and of this agreement; (ii) cause such Representatives to treat the Information confidentially and not to use it other than in connection with the Evaluation; and (iii) be responsible for any improper use of the Information by it or any of its Representatives. Each of Securitas and Pinkerton agrees that it will not, and will cause its affiliates, associates and Representatives not to, disclose to any person
    (a) that the Information has been made available to it; (b) that investigations, discussions or negotiations are taking or have taken place;
    (c) any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof; or (d) any other facts with respect to the discussions between Securitas and Pinkerton. The information covered by the immediately preceding sentence shall be considered to be "Information" for purposes of this agreement.

2.  Notice Preceding Compelled Disclosure.  If either Securitas or Pinkerton, or
    -------------------------------------
    any of their Representatives, are requested or required by applicable law to disclose any Information, it will promptly notify the Provider to permit the Provider to seek a protective order or to take other appropriate action. Each Recipient will also cooperate in the Provider's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Information. If, in the absence of a protective order, either Recipient or any of its Representatives are compelled as a matter of law to disclose the Information, such Recipient may disclose, but only to the extent required by applicable law, only the part of the Information as is required by law to be disclosed; provided that such Recipient shall notify the Provider in advance of the disclosure and shall exercise reasonable efforts to obtain an order or reasonable assurance that confidential treatment shall be accorded such Information.

3.  Return or Destruction of Documents.  Each Recipient will keep a record in
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    reasonable detail of the Information furnished to it and of the location of the Information. As soon as possible upon the Provider's written request or upon the termination of the Evaluation, each Recipient will return to the Provider all written Information which has been provided to it and will destroy all written documentation prepared by the Recipient or its Representatives based in whole or in part on any Information; provided, however, that each Recipient shall be entitled to retain such Information which has become part of the permanent records of its Board of Directors. Such destruction or return, as the case may be, will be confirmed in writing to the Provider. Notwithstanding the return or destruction of any Information, or documents or material containing or reflecting any Information, each Recipient will continue to be bound by its obligations of confidentiality and other obligations hereunder.

4.  No Warranty or Accuracy.  Each of Securitas and Pinkerton acknowledges that
    -----------------------
    neither Provider nor its Representatives is making any representation or warranty as to the accuracy or completeness of any Information. Each Recipient agrees that neither Provider, nor any


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    Representative of the Provider will have any liability to the Recipient or its Representatives resulting from the use of the Information by the Recipient or its Representatives, except to the extent provided in any definitive agreement between Securitas and Pinkerton.

5.  No Purchase of Securities; Other Actions.  Each of Securitas and Pinkerton
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    agrees that for a period of two years from the date of this agreement, neither it nor any of its affiliates or associates will, in any manner, alone or in concert with others (whether or not pursuant to any legally binding agreement or commitment), without the prior written approval of the Board of Directors of the other (i) acquire, or offer to acquire, directly or indirectly, record or beneficial ownership of any equity securities of the other or of any subsidiary of the other; (ii) acquire or offer to acquire, directly or indirectly, any options or other rights to acquire any equity securities of the other or of any subsidiary of the other (whether or not exercisable only after the passage of time or the occurrence of any event); (iii) acquire or offer to acquire, directly or indirectly, any assets of the other; (iv) offer to enter into any acquisition or other business combination transaction relating to the other or to any subsidiary of the other; (v) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" or "written authorization or consent" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of the other; (vi) otherwise act, alone or in concert with others, to seek to control or influence the management of the Board of Directors or the policies of the other; (vii) directly or indirectly participate in or encourage the formation of any "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) which owns or seeks or offers to acquire record or beneficial ownership of equity securities of the other (including right to acquire such securities) or which seeks or offers to affect control of the other or otherwise seeks or proposes to do any of the acts specified in (i) through
    (vi) above; (viii) propose, or publicly announce or otherwise disclose any request for permission or consent in respect of, any of the foregoing; or
    (ix) advise, assist or encourage any other persons in connection with any of the foregoing. Securitas and Pinkerton also agree during such period not to
    (a) request the other (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence) or (b) take any action which might require the other to make a public announcement regarding the possibility of a business combination or merger without the prior written approval of the Board of Directors of the other as provided above.

    Each of Securitas and Pinkerton hereby acknowledges that it is aware, and that it will advise its Representatives who are informed as to the matters which are the subject of this agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

6.  No Solicitations.  Except as otherwise provided herein, each of Securitas
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    and Pinkerton agrees that without prior approval of the other, neither it nor any of its Representatives will approach the employees, customers, suppliers or competitors of the other to discuss any


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    potential transaction involving the other. Each of Securitas and Pinkerton also agrees that without the prior approval of the other, neither it nor any of its Representatives will approach the employees of the other to discuss any information with respect to the other or its business and neither it nor its Representatives will receive or try to obtain information from any employee of the other. Each of Securitas and Pinkerton hereby also agrees that, for a period of two years from the date hereto, neither it nor any of its associates or affiliates, directly or indirectly, will solicit to employ any person who at the time is employed by the other and is an officer, a key employee who is designated as such in a written communication to the Recipient or an employee whose name is disclosed in the Information, without obtaining the prior written consent of the other; provided that nothing herein shall prohibit Securitas or Pinkerton or their associates or affiliates from publishing advertisements for employment in any newspaper or periodical of general circulation or from employing such person who is solicited in the ordinary course of employment or recruiting efforts so long as no Information is used in connection therewith.

7.  No Obligation with Respect to Transaction.  Each of Securitas and Pinkerton
    -----------------------------------------
    understands and agrees that no contract or agreement providing for a transaction between them shall be deemed to exist unless and until a definitive transaction agreement (a "Transaction Agreement") has been executed and delivered. Each of Securitas and Pinkerton also agrees that unless and until a Transaction Agreement between them has been executed and delivered, neither Securitas nor Pinkerton has any legal obligation of any kind whatsoever with respect to any such transaction by virtue of this agreement or any other written or oral expression with respect to such transaction except, in the case of this agreement or any other written agreement, for the matters specifically agreed to herein or therein.

8.  Miscellaneous.  No failure or delay in exercising any right, power or
    -------------
    privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. This agreement will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Money damages would not be a sufficient remedy for any violation of the terms of this agreement and, accordingly, Securitas and Pinkerton will be entitled to specific performance and injunctive relief as remedies for any violation by the other. These remedies will not be exclusive remedies but will be in addition to all other remedies available to the non-breaching party at law or equity.

9.  Law to Govern.  This agreement is made pursuant to and to be construed under
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    and conclusively deemed for all purposes to be governed by the laws of the
    State of California. Any judicial proceeding arising out of this agreement or any matter related thereto shall be brought in the courts of the State of California or in the United States District Court governing the City of Los Angeles. By execution and delivery of this agreement, each party accepts the jurisdiction of such courts as noted above, and agrees to be bound by any judgment rendered therein in connection with this agreement. The prevailing party of any litigation arising out of this agreement shall be entitled to receive from the losing party all costs and expenses, including the reasonable counsel fees incurred by the prevailing party.


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

    The obligations of Securitas and Pinkerton under this agreement will expire three (3) years from the date of this agreement.

    If the terms hereof are acceptable, please sign and return one copy of this agreement to evidence your acceptance of and agreement to the foregoing, whereupon this agreement will become a binding agreement of each of our respective corporations.


                        PINKERTON'S, INC.


                        By: /s/ Denis R. Brown
                           -------------------
                           Denis R. Brown
                           President and Chief Executive Officer


Accepted and Agreed
to this 3rd day of
September, 1998

Securitas AB


By: /s/ Thomas Berglund
   --------------------
   Thomas Berglund
   President and Chief Executive Officer


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